NEWS RELEASE

FOR IMMEDIATE RELEASE

Synalloy Corporation Announces Fourth Quarter Results

Spartanburg, South Carolina, February 10, 2006...Synalloy Corporation (Nasdaq:SYNL), a producer of specialty chemicals, pigments, stainless steel pipe, vessels and process equipment, announces that for the fiscal year ending December 31, 2005, net earnings from continuing operations increased 126% to $5,147,000, or $.84 per share, on a 29% sales increase to $128,927,000. This compares to net earnings from continuing operations of $2,274,000, or $.37 per share, on sales of $99,839,000 in the prior year. For the fourth quarter of 2005, net earnings from continuing operations surged 192% to $2,081,000, or $.34 per share on a 45% sales increase to $35,285,000, compared to net earnings from continuing operations of $713,000, or $.12 per share, on sales of $24,308,000 a year earlier. The Company recorded a net loss from discontinued operations of $51,000, or $.01 per share, for the 2005 year and none for the quarter, compared to net losses of $1,100,000, or $.18 per share, and $674,000, or $.11 per share, for the year and fourth quarter of 2004, respectively. As a result, the Company had net earnings of $5,096,000, or $.83 per share, and $2,081,000, or $.34 per share, for the year and fourth quarter of 2005, compared to net earnings of $1,174,000, or $.19 per share, and $39,000, or $.01 per share, for year and fourth quarter of 2004. Included in the fourth quarter of 2005 results is a one time pre-tax gain of $2,542,000 from the settlement of an anti-dumping lawsuit against certain foreign importers of stainless steel, partially offset by an $840,000 pre-tax loss from the write-off of an investment in a Chinese pigment plant and a $300,000 pre-tax environmental charge, resulting in an increase to net earnings of $994,000, or $.16 per share for the year and fourth quarter of 2005.

Specialty Chemicals Segment

The Specialty Chemicals Segment produced strong sales growth of 20% and 33% for the year and fourth quarter of 2005, respectively. Operating income was $1,639,000 and $265,000 for the year and fourth quarter of 2005, respectively, compared to $1,539,000 and $134,000 for the same periods of 2004. In the fourth quarter, the Segment continued to experience the favorable business conditions that existed throughout 2005 as demand for its products remained strong. The profit improvement for the year did not keep pace with the sales growth because of the impact of changes in product mix and expenses at the Spartanburg plant related to new products and upgrading of the staff in expectation of higher production levels in 2006. Management is focusing on increasing sales volumes at the Spartanburg location and is anticipating adding new products throughout 2006. Included in this effort is the new line of fire retardant chemicals discussed in previous quarters. Sales order activity for fire retardants has increased steadily over 2005 to a variety of customers. Applications for this new line of chemicals include mattresses, furniture and home appliances, which are subject to proposed Federal fire retardant regulations that are expected to become effective by the end of 2006. Regulations already exist in California requiring mattress manufacturers to utilize fire retardant products that conform to the new regulations in their production process beginning on January 1, 2005. Qualifications of our products continue to have good success in each of the applications. In addition, our products offer a cost effective and safer alternative than certain compounds used in products currently servicing these industries. Based on the positive test results our products continue to achieve, management expects the demand for fire retardant products to continue to increase and grow into significant volumes during 2006. The Segment is moving Organic Pigments' operations from Greensboro, NC to Spartanburg which is expected to be completed by the end of the first quarter of 2006. The Greensboro plant will be closed and the Company has entered into a contract to sell the property which is expected to close in April of 2006. Management is not expecting to record any loss from the move as the anticipated profits from the sale of the property is expected to cover the cost of the move. Consolidating the two operations will provide operating efficiencies including lower operating costs, and coupled with the expected proprietary product growth, should reduce the Spartanburg plant's dependence on contract processing and reduce the volatility of its operating results. Assuming that management is successful in developing new business opportunities, including the proprietary products in its Spartanburg location, and that no significant downturn in the general economy occurs, management expects this Segment to continue its growth.

Metals Segment

The Metals Segment accomplished noteworthy sales growth of 34% for the year and 51% for the fourth quarter of 2005 compared to a year earlier. The increases resulted from a combination of 33% and 3% higher average selling prices and 1% and 49% higher unit volumes for the year and fourth quarter, respectively. The Segment achieved a 49% increase in operating income for 2005 and a 7% increase in the fourth quarter compared to the same periods last year. During the first six months of 2005, surcharges paid on stainless steel raw materials increased steadily and the Segment was able to increase selling prices to pass on the increased costs. Because of the steadily increasing raw material costs and selling prices experienced in the first half of the year, the Segment generated higher profits from selling lower cost inventories. However, because raw material costs and selling prices stabilized in the second half of the year, the profits realized from this source in the third and fourth quarters of 2005 were substantially less than the first two quarters. Sales of higher margin specialty alloy pipe continued to improve in the fourth quarter as unit volumes increased over the same quarter of the prior year for the sixth consecutive quarter. In addition, piping systems continued to benefit from its strong backlog experiencing good sales and profitability in the fourth quarter. The significant increase in unit volume experienced in the fourth quarter came primarily from commodity pipe sales as management focused on improving its market share of commodity pipe. As a result of all of the factors listed above, the Segment experienced significant sales and profit improvement for the year compared to 2004. Piping systems' backlog continues at an excellent level, of $20,100,000 at the end of 2005 which is up 75% over the year earlier backlog of $11,500,000. A significant amount of the increase came from an LNG project to be completed over the first half of 2006. Specialty alloy sales continue to be strong and management remains optimistic about the current conditions that exist in the specialty alloy markets. Piping systems' backlog should continue to provide a level of sales for piping systems to operate profitably over the next several quarters. The Segment has been successful in penetrating new markets, such as projects in the LNG industry, where management believes there is significant growth potential. If piping systems can continue to generate sufficient volume through its operations, and demand for commodity and special alloy piping continue at their current levels, management believes this Segment will continue to operate profitably.

Other Items

Consolidated operating results for 2005 were significantly impacted by several transactions that were recorded during the fourth quarter. In December of 2005, the Company, along with several other domestic stainless steel pipe producers, received funds from the settlement of an anti-dumping duty order against a foreign producer and importer of stainless steel pipe issued under the Continued Dumping and Subsidy Offset Act. The order covered the period from June 22, 1992 to November 30, 1994. As a result the Company recorded a gain of $2,542,000. The Company's subsidiary Organic Pigments has an investment in a joint venture which owns a minority percentage of a pigment plant located in China from which it buys raw materials. At year end, the Company completed an evaluation of its $840,000 investment, determined that the likelihood of recovering the value of the investment is remote, and the $840,000 was written off. Included in unallocated corporate expense is a $300,000 environmental accrual recorded at year end to provide for remediation of ground contamination at the Company's Augusta, Georgia plant which was closed in 2001.

On December 13, 2005, the Company entered into a $27,000,000 financing agreement with a bank replacing our previous lender. The agreement provides for a revolving line of credit of $20,000,000, which includes a $5,000,000 sub-limit for swing line loans requiring additional pre-approval by the bank, and a five-year $7,000,000 term loan requiring equal quarterly payments of $117,000 with a balloon payment at the expiration date. Terms and conditions under the proposed facility are equal to or better than the Company's former debt facility.

Excellent cash flow of $14,585,000 from operating activities and discontinued operations made it possible to finance the increased level of business activity while reducing debt by $12,648,000 during 2005. The Company ended the year in a very strong financial position, with debt equal to only 18% of capitalization (debt plus equity). The Company is well positioned to finance the growth that management is focused on achieving.

The Board of Directors is pleased to announce that at its February 9, 2006 meeting it appointed Ronald H. Braam a director to fill the vacancy created by the resignation of Ralph Matera effective January 17, 2006. On January 1, 2006, Mr. Braam became Chief Executive Officer and President of the Company.

For more information about Synalloy Corporation, please visit our web site at www.synalloy.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements contained in this release that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "anticipate," "plan" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions, the impact of competitive products and pricing, product demand and acceptance risks, raw material and other increased costs, customer delays or difficulties in the production of products, unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk, inability to comply with covenants and ratios required by our debt financing arrangements and other risks detailed from time-to-time in Synalloy's Securities and Exchange Commission filings. Synalloy Corporation assumes no obligation to update the information included in this release.

Contact: Greg Bowie at (864) 596-1535
SYNALLOY CORPORATION COMPARATIVE ANALYSIS

	THREE MONTHS ENDED		YEAR ENDED
	Dec 31, 2005	Jan 1 , 2005	Dec 31, 2005	Jan 1 , 2005
	--------------------	-------------------	--------------------	-------------------
Net sales
Specialty Chemicals Segment	$11,308,000	$8,475,000	$44,876,000	$37,274,000
Metals Segment	23,977,000	15,833,000	84,051,000	62,565,000
	--------------------	-------------------	--------------------	-------------------
	$35,285,000	$24,308,000	$128,927,000	$99,839,000
	==========	==========	==========	==========
Operating income
Specialty Chemicals Segment	265,000	134,000	1,639,000	1,539,000
Metals Segment	1,717,000	1,603,000	6,815,000	4,577,000
	--------------------	-------------------	--------------------	-------------------
	1,982,000	1,737,000	8,454,000	6,116,000
Unallocated expenses & income
Corporate	592,000	369,000	2,042,000	1,572,000
Gain from anti-dumping settlement	(2,542,000)	-	(2,542,000)	-
Loss on investment write-off	840,000	-	840,000	-
Interest and debt expense	240,000	284,000	920,000	1,067,000
Other (income) expense	(52,000)	-	(84,000)	-
	--------------------	-------------------	--------------------	-------------------
Income from continuing
operations before income taxes	2,904,000	1,084,000	7,278,000	3,477,000

Provision for income taxes	823,000	371,000	2,131,000	1,203,000
	--------------------	-------------------	--------------------	-------------------
Net income from
continuing operations	2,081,000	713,000	5,147,000	2,274,000
Net loss from
discontinued operations	-	(674,000)	(51,000)	(1,100,000)
	--------------------	-------------------	--------------------	-------------------
Net income	$2,081,000	$39,000	$5,096,000	$1,174,000
	==========	==========	==========	==========

Net income (loss) per basic common share:
Continuing operations	$.34	$.12	$.85	$.38
Discontinued operations	($.00)	($.11)	($.01)	($.18)
	--------------------	-------------------	--------------------	-------------------
Net income	$.34	$.01	$.84	$.20
	==========	==========	==========	==========

Net income (loss) per diluted common share:
Continuing operations	$.34	$.12	$.84	$.37
Discontinued operations	$.00	($.11)	($.01)	($.18)
	--------------------	-------------------	--------------------	-------------------
Net income	$.34	$.01	$.83	$.19
	==========	==========	==========	==========

Average shares outstanding
Basic	6,106,150	6,019,564	6,068,324	6,007,635
	==========	==========	==========	==========
Diluted	6,172,623	6,177,990	6,139,099	6,141,667
	==========	==========	==========	==========

Backlog-Piping Systems & Process Equipment			$20,100,000	$11,500,000
			==========	==========

Balance Sheet			Dec 31, 2005	Jan 1, 2005
Assets			--------------------	-------------------
Cash and sundry current assets			$1,649,000	$1,490,000
Accounts receivable, net			21,863,000	14,471,000
Inventories			24,482,000	26,350,000
Current assets of discontinued operations			-	5,383,000
			--------------------	-------------------
Total current assets			47,994,000	47,694,000
Property, plant and equipment, net			18,698,000	18,229,000
Other assets			4,290,000	5,279,000
			--------------------	-------------------
Total assets			$70,982,000	$71,202,000
			==========	==========

Liabilities and shareholders' equity
Current portion of long term debt			$667,000	$-
Accounts payable			11,192,000	8,086,000
Accrued expenses			8,260,000	3,171,000
Current liabilities of discontinued operations			-	1,349,000
			--------------------	-------------------
Total current liabilities			20,119,000	12,606,000
Long-term debt			7,891,000	21,205,000
Other long-term liabilities			3,676,000	3,461,000
Shareholders' equity			39,296,000	33,930,000
			--------------------	-------------------
Total liabilities & shareholders' equity			$70,982,000	$71,202,000
			==========	==========